Exhibit 5.1

Suite 300, 204 Black Street Whitehorse, Yukon Y1A 2M9 Telephone: 867-668-5252 Fax: 867-668-5251 E-mail: lackowicz.shier@yukonlaw.com
Barristers & Solicitors

IN ASSOCIATION WITH	Reply Attention To: Paul W. Lackowicz Our File No: 35891 September 25, 2009
InterOil Corporation
25025 I-45 North
Suite 4320
The Woodlands, Texas
USA, 77380
Dear Sirs/Mesdames:

Re:	InterOil Corporation/S-8 Registration Statement/2009 Stock Incentive Plan
     We have acted as Canadian counsel for InterOil Corporation, a corporation incorporated under the laws of the Yukon Territory, Canada (the “Corporation”). We have been requested to render an opinion in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) with respect to the registration with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 2,000,000 common shares of the Corporation (the “Shares”), reserved for issuance in connection with the Corporation’s 2009 Stock Incentive Plan ( the “Plan”).
Scope of Review
     As Yukon counsel to the Corporation, and in connection with the opinions hereinafter expressed, we have examined the following documents;
1.	a copy of the Registration Statement on Form S-8;
2.	A consolidated version of the Plan;
3.	an emailed copy of a Certificate of the Secretary of the Corporation, dated September 22, 2009 certifying the following:
a.	Resolutions of the Directors of the Corporation passed at meetings held , on May 13, 2009 and June 9, 2009;

b.	Resolutions of the Shareholders of the Corporation passed June 9, 2009;
4.	a Certificate of Status for the Corporation issued on September 24, 2009 by the Yukon

Paul W. Lackowicz	Daniel S. Shier	Debbie P. Hoffman
Lori A. Lavoie	Brenda F. Smichura-Jerome	Norah E. Mooney

File No. 35835
     Registrar of Corporations under the Business Corporations Act (Yukon).
     In rendering the opinions herein, we have relied only upon our examination of the foregoing documents and certificates, and we have made no further or other examinations or investigations, and we have made no independent verification or check of the factual matters set forth in such documents or certificates.
Assumptions
In rendering this opinion, we have assumed:

a.	The genuineness of all signatures;

b.	The authenticity and completeness of all documents submitted to us as originals;

c.	The conformity to original documents and the completeness of all documents submitted to us or received by us as conformed copies, certified copies, photocopies, e-mailed or facsimile transmissions, and the authenticity of the originals where certified copies, photocopies, e-mailed or facsimile transmissions have been submitted or received; and

d.	The accuracy, completeness and truth of all facts set forth in corporate records or official public records and certificates and any other documents, certificates or records supplied by corporate or public officials and the identity and capacity of all individuals acting or purporting to act as such.
Practice Restriction
     We are solicitors qualified to carry on the practice of law in the Yukon Territory only and we express no opinion as to any laws or matters governed by the laws other than the Yukon Territory and the federal laws of Canada applicable therein in effect as at the date of this opinion.
     This opinion is given to you as of the date hereof and we disclaim any obligation to advise you of any change after the date hereof in any matter set forth herein, and we express no opinion as to the effect of any subsequent course of dealing or conduct between the parties referred to herein.

File No. 35835
Opinion
1. Based and relying upon the foregoing, we are of the opinion that, upon receipt by the Corporation of full payment therefor pursuant to the Corporation’s 2009 Stock Incentive Plan and delivery by the Corporation of the share certificates representing the Shares, the Shares will be validly issued as fully paid and non-assessable.
     This opinion is rendered solely to the addressee listed above in connection with the filing of the Registration Statement and may not be used or relied upon for any other purpose or use or transmitted to or relied upon by any other person without our prior written consent.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.
Yours very truly,
LACKOWICZ, SHIER & HOFFMAN
/s/ Lackowicz, Shier & Hoffman